Exhibit 99.1

22nd Century Satisfies IP Licensing and Sponsored Research Obligations to NCSU through 2025 in an Equity Transaction

MOCKSVILLE, N.C., September 9, 2024 — 22nd Century Group, Inc. (Nasdaq: XXII), a tobacco products company leading the fight against nicotine addiction with its FDA authorized 95% less nicotine brand VLN®, today announced an agreement to fund all intellectual property, licensing and sponsored research payments to North Carolina State University through 2025 in equity as part of a deal valued at over $1.2 million. The payments will occur over the course of three tranches, in equity or cash, at the company’s election. The transaction covers all expenses related to patent maintenance, royalty, license and sponsored research from the fourth quarter of 2023 through the end of 2025. Additionally, the Company has extended its field trial activity to 2025.

Said Larry Firestone, Chairman and CEO: “We recently secured our relationship with NCSU in November of 2023, bringing on additional IP to enhance our reduced nicotine content tobacco capabilities. This latest agreement further aligns NCSU with our continued success at 22nd Century.”

About 22nd Century Group, Inc.

22nd Century Group is the pioneering nicotine harm reduction company in the tobacco industry enabling smokers to take control of their nicotine consumption.

We created our flagship product, the VLN® cigarette, to give traditional cigarette smokers an authentic and familiar alternative that helps them smoke less. VLN® is the world’s first and only combustible cigarette to receive a Modified Risk Tobacco Product designation from the FDA, which the FDA has mandated be described as a product that Helps You Smoke Less®.  VLN® cigarettes have 95% less nicotine than the traditional cigarette and have been proven to greatly reduce nicotine consumption.  Instead of offering new ways of delivering nicotine to addicted smokers, we offer smokers the option to take control of their nicotine consumption and make informed and more productive choices, including the choice to avoid addictive levels of nicotine altogether.

Our wholly owned subsidiaries include a leading cigarette manufacturer that produces all VLN® products and provides turnkey contract manufacturing for other tobacco brands both domestically and internationally.  The 60,000 square foot facility in Mocksville, North Carolina has the capacity to produce more than 45,000,000 cartons of combusted tobacco products annually with additional space for expansion.

Our proprietary reduced nicotine tobacco blends are made possible by comprehensive and patented technologies that regulate nicotine biosynthesis activities in the tobacco plant, resulting in full flavor and high yield with 95% less nicotine. Our extensive patent portfolio has been developed to ensure we have the only low nicotine combustible cigarette in the United States and critical international markets.  Our mission is to sell the last cigarette before the 22nd Century.

VLN® and Helps You Smoke Less® are registered trademarks of 22nd Century Limited LLC

Learn more at xxiicentury.com, on X (formerly Twitter), on LinkedIn, and on YouTube.

Learn more about VLN® at tryvln.com.

Cautionary Note Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements, including but not limited to our full year business outlook. Forward-looking statements typically contain terms such as “anticipate,” “believe,” “consider,” “continue,” “could,” “estimate,” “expect,” “explore,” “foresee,” “goal,” “guidance,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “preliminary,” “probable,” “project,” “promising,” “seek,” “should,” “will,” “would,” and similar expressions. Forward-looking statements include, but are not limited to, statements regarding (i) our strategic alternatives and cost reduction initiatives, (ii) our expectations regarding regulatory enforcement, including our ability to receive an exemption from new regulations, (iii) our financial and operating performance and (iv) our expectations for our business interruption insurance claim. Actual results might differ materially from those explicit or implicit in forward-looking statements. Important factors that could cause actual results to differ materially are set forth in “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 28, 2024 and Quarterly Reports on Form 10-Q filed on May 15, 2024 and August 13, 2024. All information provided in this release is as of the date hereof, and the Company assumes no obligation to and does not intend to update these forward-looking statements, except as required by law.

Investor Relations & Media Contact
Matt Kreps

Investor Relations

22nd Century Group

mkreps@xxiicentury.com

214-597-8200